SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

MERUELO MADDUX PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Delaware	0001-33262	20-5398955
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 291-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Meruelo Maddux Properties, Inc. (NASDAQ: MMPI) will report financial results for the fourth quarter 2006 on Monday, April 2, 2007 after the market closes. In addition, the company will conduct a conference call on Tuesday, April 3, 2007, at 4:30 p.m. ET (1:30 p.m. PT) to discuss the fourth quarter results.

To participate in the conference call, please follow the steps listed below:

1. On April 3, 2007, dial 800-257-1927 (domestic) or 303-262-2200 (international) approximately ten minutes before the call begins (4:20 p.m. ET or 1:20 p.m. PT);

2. Tell the operator that you are calling for Meruelo Maddux Properties, Inc.’s fourth quarter 2006 earnings conference call;

3. State your full name and company affiliation and you will be connected to the call.

A live webcast of the earnings call will also be available through the company’s website. To access, log on to http://www.meruelomaddux.com at least 15 minutes prior to the call. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.meruelomaddux.com for twelve months. A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through April 10, 2007; the conference ID is 11087436.

Meruelo Maddux Properties is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes. Meruelo Maddux Properties is committed to socially responsible investment. Through its predecessor business, Meruelo Maddux Properties has been investing in urban real estate since 1972.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERUELO MADDUX PROPERTIES, INC.

By:	/s/ Fred Skaggs
Fred Skaggs
Chief Financial Officer

Dated: March 29, 2007

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